EXHIBIT 24

                         CONSENTS OF EXPERTS AND COUNSEL








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CONSENT OF INDEPENDENT AUDITORS


Samaritan Pharmaceuticals, Inc.


We hereby consent to the incorporation by reference in this filing of Steroidogenesis Inhibitors International, Inc. on Form S-8 of our report dated May 14, 2001 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

/s/
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Certified Public Accountants










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